EXHIBIT 23

INDEPENDENT ACCOUNTANTS' REPORT

To The Board of Directors and Stockholders of
General Nutrition Companies, Inc. Pittsburgh, Pennsylvania

We have reviewed the accompanying consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of July 18, 1998, the related consolidated statements of earnings and comprehensive income for the twelve and twenty-four weeks ended July 18, 1998 and July 19, 1997, and the consolidated statements of cash flows for the twenty-four weeks ended July 18, 1998 and July 19, 1997. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of January 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated April 20, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of January 31, 1998, and the related statements of earnings and comprehensive income is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Deloitte & Touche LLP

Pittsburgh, Pennsylvania
August 3, 1998